UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

Integrated Inpatient Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-191564	65-1011679
(Commission File Number)	(IRS Employer Identification Number)

18 Nap. Zerva Str., 166 75 Glyfada, Greece

(Address of Principal Executive Offices)

+30 2130165708

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquire.
On December 31, 2015, Integrated Inpatient Solutions, Inc. (the “Company”), consummated the transactions described in Item 1.01, Item 2.01, Item 3.02, Item 5.01 and Item 5.02 of the Current Report on Form 8-K filed January 7, 2016. The consolidated financial statements of Boston Carriers, LTD, a company incorporated in the Marshall Islands (“BC”) and Poseidon Navigation Corp., a company incorporated in the Marshall Islands, which was previously a wholly owned subsidiary of BC and which is now a wholly owned subsidiary of the Company, are filed as an amendment to such Form 8-K pursuant to Item 9.01(a)(4) (included herein as Exhibit 99.1).

(b)	Pro Forma Financial Information
As BC was formed on September 17, 2015 and Poseidon on August 27, 2015, there are no pro forma financial statements applicable to this transaction.

(c)	Exhibits
Exhibit No.	Exhibits
10.1*	Asset Purchase Agreement between the Company, Boston Carriers, LTD and the former sole shareholder of Boston Carriers, LTD, Inc.
10.2*	Bill of Sale.
10.3*	Escrow Agreement among the Company, Boston Carriers, LTD and The Law Office of James G. Dodrill II, P.A as escrow agent.
10.4*	Subscription Agreement between Boston Carriers, LTD and YP Holdings LLC
10.5*	Bareboat Hire purchase agreement between Poseidon Navigation, Corp. and GO Skar Shipping SA.
10.6*	Consulting Agreement with Osnah Bloom.
10.7**	Bareboat Hire purchase agreement between Poseidon Navigation, Corp. and GO Skar Shipping SA.
99.1	Audited Consolidated Financial Statements for the period from inception to December 30, 2015 for Boston Carriers, LTD, a company incorporated in the Marshall Islands and Poseidon Navigation Corp., a company incorporated in the Marshall Islands.

* Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2016.

** Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED INPATIENT SOLUTIONS

Dated:	March 7, 2016	By:	/s/ Antonis Bertsos
		Name:	Antonis Bertsos
		Title:	CEO